UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

January 27, 2017

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On January 27, 2017, Patterson Companies, Inc. (the “Company”) entered into an amendment and restatement of a certain Credit Agreement dated June 16, 2015 by and among the Company and certain lenders party thereto (the “Existing Credit Agreement”). This amended and restated credit agreement (the “Amended Credit Agreement”), dated January 27, 2017, is among the Company, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrative agent, and the lenders party thereto (collectively, the “Lenders”), pursuant to which the Lenders have agreed to provide certain senior unsecured credit facilities, consisting of an up to $750,000,000 multicurrency revolving credit facility and a $295,075,000 term loan facility. The Company will use the facilities to (1) refinance certain existing indebtedness evidenced by the Existing Credit Agreement, (2) pay the fees and expenses incurred therewith, and (3) finance the ongoing working capital and other general corporate purposes of the Company and its subsidiaries. On January 27, 2017 the Lenders made an initial disbursement of $185,000,000 under the Amended Credit Agreement.

Borrowings under the Amended Credit Agreement will bear interest at a rate equal to, at the option of the Company, either (a) a customary Eurocurrency interbank offered rate (the “Eurocurrency Rate”) or (b) a customary base rate (the “Floating Rate”), in each case plus an applicable margin. The applicable margins for borrowings under the Amended Credit Agreement will be based on the Company’s leverage ratio and range from 1.000% to 2.000% with respect to the Eurocurrency Rate and 0.000% and 1.000% with respect to the Floating Rate. The Company also agreed to pay quarterly commitment fees based on the available aggregate loan commitment.

The Amended Credit Agreement requires the Company to maintain a leverage ratio of not more than 3.50 to 1.00 as of the last day of each fiscal quarter, provided, however, that the maximum leverage ratio is subject to increase in connection with the consummation of certain types of acquisitions as more particularly set forth in the Amended Credit Agreement. The Company is also required to maintain an interest expense coverage ratio of not less than 3.00 to 1.00 as of the end of each fiscal quarter. The Amended Credit Agreement contains customary representations and warranties, affirmative and negative covenants, and events of default. The term loans and revolving credit facilities will mature no later than January 27, 2022.

The above description of the Amended Credit Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Amended and Restated Credit Agreement among Patterson Companies, Inc., The Bank of Tokyo-Mitsubishi UFJ, Ltd., as agent, and the lenders party thereto, dated January 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: January 27, 2017	By:	/s/ Les B. Korsh
Les B. Korsh
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement among Patterson Companies, Inc., The Bank of Tokyo-Mitsubishi UFJ, Ltd., as agent, and the lenders party thereto, dated January 27, 2017.

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